UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2004

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 0-30791

Delaware (State or other jurisdiction of incorporation or organization)	39-1506286 (IRS Employer Identification Number)

(Former name or former address, if changed since last report)

Item 10. Amendments to the Registrant’s Code of Ethics.

On February 20, 2004, the Company’s Board of Directors approved amendments to the Company’s Ethics Policy designed to, among other things, expand the scope of that policy to include members of its Board of Directors and to conform the policy to the new governance requirements of The New York Stock Exchange. The revisions are summarized below:

•	The scope of the policy was expanded to include the members of the Company’s Board of Directors;

•	The policy was revised to provide that any waiver of the application of the policy for an executive officer or a director must be promptly disclosed to the Company’s stockholders;

•	The definition of prohibited conflicts of interest was expanded;

•	The policy now prohibits the employment of any person who was formerly employed by the Company’s independent auditor in a position or capacity that gives rise to an impermissible conflict of interest for the independent auditor; and

•	A prohibition on the improper use of Company property or information or a person’s position with the Company for personal gain has now been incorporated.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     The following exhibits are filed with this report:

Exhibit Number	Description	Method of Filing

14.1	eFunds Corporation Ethics	Filed herewith
Policy (as amended February 20, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: February 24, 2004	/s/ Paul F. Walsh Paul F. Walsh Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

14.1	eFunds Corporation Ethics	Filed herewith
Policy (as amended February 20, 2004)